                                                                    EXHIBIT 4.20

                  AGREEMENT REGARDING CANCELLATION OF WARRANTS

        This AGREEMENT REGARDING CANCELLATION OF WARRANTS (this "Agreement"), dated as of December 29, 1999, is entered into by and between SPATIALIZER AUDIO LABORATORIES, INC., a Delaware corporation (the "Company"), CPR (USA) INC., a Delaware corporation ("CPR"), LIBERTYVIEW FUNDS, L.P., a Cayman Islands exempted limited partnership ("LP") and successor-in-interest to LIBERTYVIEW PLUS FUND, a Cayman Islands corporation, LIBERTYVIEW FUND, LLC, a Delaware limited liability company ("LLC"), CLARION FINANZ, A.G., a Swiss corporation ("Clarion"), and ATON SELECT FUND, LTD., a Swiss corporation ("Aton", and together with CPR, LP, LLC and Clarion, collectively, "Holders").

        WHEREAS, the Holders are holders of Stock Purchase Warrants (the "Warrants") to purchase shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), in the amounts set forth on Schedule A attached hereto;

        WHEREAS, concurrently herewith, the Company intends to enter into a private placement (the "Private Placement") of Common Stock in return for investments of up to an aggregate amount of One Million Fifty Thousand United States Dollars (US$1,050,000);

        WHEREAS, the Company deems the Private Placement to be in the best interest of the Company;

        WHEREAS, the Company requires that each Holder agree to cancel its Warrants as a condition to consummating the Private Placement and all concurrent transactions contemplated thereby.

        NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. All Warrants are hereby cancelled. As of the date hereof, the Holders shall have no further rights of any kind under the Warrants, including without limitation the right to purchase or receive Common Stock pursuant to the Warrants.

        2. All written documentation evidencing the Warrants shall be null and void and of no force or effect. The Holders shall return any such written documentation to the Company for cancellation. The failure of a Holder to return such documentation shall not affect the void and cancelled status of such Warrant.

        3. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflict of laws principles.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, on the day and year first above written.



                               SPATIALIZER AUDIO LABORATORIES, INC.


                               By:  /S/  Henry R. Mandell
                                    ---------------------
                               Name:  Henry R. Mandell
                               Title: Chief Executive Officer


                               CPR (USA) INC.

                               By:  /S/  Steven S. Rogers
                                    ---------------------
                               Name:  Steven S. Rogers
                                      ----------------
                               Title:  Managing Director,
                                       ------------------

                                      CPR (USA), Inc.




                               LIBERTYVIEW FUNDS, L.P.

                               By:  /S/  Steven S. Rogers
                                    ---------------------
                               Name:  Steven S. Rogers
                                      ----------------
                               Title:  Authorized Signatory
                                       --------------------


                               LIBERTYVIEW FUND, LLC

                               By:  /S/  Steven S. Rogers
                                    ---------------------
                               Name:  Steven S. Rogers
                                      ----------------
                               Title:  Authorized Signatory
                                       --------------------

                               CLARION FINANZ, A.G.


                               By:  /S/  C. Civelli
                                    ---------------

                               Name:  Carlo Civelli
                                      -------------
                               Title:  Director
                                       --------




                               ATON SELECT FUND, LTD.


                               By:  /S/  Barcikoski
                                    ---------------
                               Name:  Barcikoski Jan
                                      --------------
                               Title:  Director
                                       --------

                                   SCHEDULE A


                       HOLDER                           NUMBER OF WARRANTS
                       ------                           ------------------
                       CPR (USA) Inc.                        150,000

                       LibertyView Funds, L.P.               120,000

                       LibertyView Fund, LLC                  30,000

                       Clarion Finanz, A.G.                   50,000

                       Aton Select Fund, Ltd.                150,000
                                                             =======
                                           TOTAL:            500,000